Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-208602) of our reports, as set forth below, with respect to the statements of revenues and certain operating expenses, which reports appear in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission by National Storage Affiliates Trust on May 24, 2016.

(i) our report dated May 24, 2016 with respect to the Hide-Away Properties for the year ended December 31, 2015, and the related notes to the financial statements; (ii) our report dated May 24, 2016 with respect to the SecurCare Oklahoma Properties for the years ended December 31, 2015, 2014 and 2013, and the related notes to the financial statements; (iii) our report dated May 24, 2016 with respect to the Fondren Self Storage Property for the year ended December 31, 2015, and the related notes to the financial statements; (iv) our report dated May 24, 2016 with respect to the Granite Clover Self Storage Properties for the year ended December 31, 2015, and the related notes to the financial statements; (v) our report dated May 24, 2016 with respect to the Gulf Coast Properties for the year ended December 31, 2015, and the related notes to the financial statements; and (vi) our report dated May 24, 2016 with respect to the Storage Central Property for the year ended December 31, 2015, and the related notes to the financial statements.

/s/ EKS&H LLLP

Denver, Colorado
May 24, 2016